CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERVEST CORPORATION OF NEW YORK
                Under Section 805 of the Business Corporation Law

     The undersigned, being the President and Secretary of Intervest Corporation of New York, do hereby certify:

     FIRST: The name of the corporation is Intervest Corporation of New York. The name under which the corporation was formed is Multivest Corporation of New York.

     SECOND: The Certificate of Incorporation was filed by the Department of State on April 15, 1987.

     THIRD: The Certificate of Incorporation, as heretofore amended, is hereby further amended to create a new class of Class B Stock, consisting of 100 shares without par value. To accomplish that amendment, Article Fourth of the Certificate of Incorporation is hereby restated in its entirety to read as follows:

     "FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 300, which shall be classified so that 200 shares without par value shall be shares of Common Stock and 100 shares without par value shall be shares of Class B Stock. A statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of stock of each class which the corporation shall be authorized to issue, is as follows:

     (a) Dividends. The holders of the shares of Common Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors out of funds legally available therefor. The holders of the shares of Class B Stock shall not be entitled to receive any cash dividends other than liquidating dividends, until the expiration of 5 years after the date of issuance, after which time all distributions, whether as a dividend or otherwise, shall be made ratably to the holders of shares of Common Stock and Class B Stock without distinction as to class.

     (b) Liquidation. In the event of the dissolution, liquidation or winding-up of the corporation, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the Common Stock the sum of $346,000 per share, and the amount of all unpaid declared dividends thereon, before any sum shall be paid or any assets distributed among the holders of the Class B Stock (if the assets of the corporation shall be insufficient to permit the payment in full to the holders of shares of Common Stock of the amount thus distributable, then the entire assets of the corporation shall be distributed ratably among the holders of the Common Stock); then the entire remaining assets of the corporation shall be distributed ratably among the holders of Common Stock and Class B Stock, share and share alike, and in proportion to their holdings.

     (c) Merger or Change of Control. In the case of any consolidation or merger of the corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, then all distributions made in connection with such transaction shall be made ratably to the holders of the shares of Common Stock and Class B Stock without distinction as to class.

     (d) Voting. Except as otherwise expressly required by law, in all matters as to which the vote or consent of stockholders of the corporation shall be required or be taken, including any increase or decrease in the amount of authorized capital stock of the corporation, the respective holders of the shares of Common Stock and the shares of Class B Stock, voting together and without distinction as to class, shall each be entitled to one vote for each share of such stock held by them, respectively.

     (e) Restrictions on Transfer. Shares of Class B Stock shall not be sold, assigned, or otherwise transferred, except to another shareholder of the corporation or except as designated by the holder by will or by the laws of descent and distribution.

     (f) Conversion. At any time after the issuance or sale thereof, the corporation may cause the holders of record of shares of Class B Stock to convert each such share into a share of Common Stock, at the exchange rate of one share of Common Stock for each share of Class B Stock."

     FOURTH: The foregoing amendment was authorized by the Board of Directors, followed by the approval of the shareholders by unanimous written consent.

     IN WITNESS WHEREOF, the undersigned affirm that the statements made herein are true under penalties of perjury this 17th day of August, 1998.


                                   -----------------------------------
                                   Lowell S. Dansker, President


                                   -----------------------------------
                                   Lawrence G. Bergman, Secretary